Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Reports to Shareholders; Independent Registered Public Accounting Firm” and “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 47 to File No. 33-10754; Amendment No. 49 to File No. 811-04933) of PFM Funds of our report dated August 23, 2010, included in the 2010 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 27, 2011